UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY PARTY OTHER THAN THE REGISTRANT [_]

CHECK THE APPROPRIATE BOX:

[X]	Preliminary Information Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

INTERNATIONAL FOOD PRODUCTS GROUP, INC.

(Name of Registrant as specified in its charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]     No fee required.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transactions applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[_]     Fee paid previously with preliminary materials.

[_]     Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, schedule or registration statement no.:

(3)     Filing party:

(4)     Date filed:

INFORMATION STATEMENT

INTERNATIONAL FOOD PRODUCTS GROUP, INC.

620 Newport Ctr. Drive Suite 570

Newport Beach, CA  92660

TELEPHONE 949-644-1433

February 10, 2009

To Our Stockholders:

This information statement is circulated to advise the stockholders of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company.  Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

1. Amend the Articles of Incorporation to change the name of the Company to “Advanced Technologies & Products Group, Inc”.

2. Amend the Articles of Incorporation to increase the number of authorized shares of Common stock ($.001 par value) from 600,000,000 shares to 1,800,000,000 shares..

Five shareholders, holding in the aggregate, shares representing more then 50% of the votes entitled to be cast at a meeting of the Company’s shareholders, consented in writing to the proposed actions. (Votes consenting in writing to the proposed actions included 240,000,000 votes cast by 16,000,000 Series A Preferred Shares held by Richard Damion, each share of which is entitled to and did cast 15 votes “for” the proposed actions by written consent, said shares being entitled to vote with common shares on the proposed actions).  The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company’s Board of Directors approved these actions effective January 19, 2009 and recommended that the Articles of Incorporation be amended to reflect the above actions.  The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State and will be effective when filed. The anticipated filing date will be 21 days after the mailing of this Information Statement to our Shareholders, or as soon thereafter as practical.

If the proposed actions were not adopted by written majority shareholder consent, it would have been necessary for these actions to be considered by the Company’s Shareholders at a Special Shareholder’s Meeting convened for the specific purpose of approving the actions.

The elimination of the need for a special meeting of the shareholders to approve the actions is authorized by the provisions of NRS 78.320 of the General Corporation Law of Nevada, (the “Nevada Law”).  NRS 78.320 provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power of those entitled to vote at a meeting.  According to NRS 78.320, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The date on which this Information Statement was first sent to the shareholders is on, or about ______, 2009.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was February 2, 2009, (the “Record Date”).

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 600 million shares of common stock authorized with a stated par value of $0.001 per share, of which 498,718,501 shares were issued and outstanding.  As of the date hereof there are 498,781,501 shares issued and outstanding.  Immediately following approval of the increase in the number of authorized shares of common stock, as described previously, there will be 1.8 billion shares of common stock authorized, of which 498,781,501 shares will be issued and outstanding, and 1,301,281,499 shares will be authorized but unissued. However, upon conversion of all convertible securities of the Company outstanding today there will be substantially less securities available for issuance.   The holders of shares of common stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders. The holders of shares of common stock are entitled to receive pro rata dividends, when and as declared by the board of directors in its discretion, out of funds legally available therefore, but only if all dividends on any preferred stock have been paid in accordance with the terms of the outstanding shares of preferred stock and there exists no deficiency in any sinking fund for any class of preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to any rights of any  preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

SERIES "A" CONVERTIBLE PREFERRED STOCK

There are 16,000,000 shares of Series "A" Convertible Preferred Stock ("Series "A") authorized and issued. Each share of Series "A" is: a) convertible, at the option of the holder into one share of common stock; b) entitled to 15 votes with respect to any question upon which the holders of common stock have the right to vote; c) is entitled to dividends on a pari passu basis with each share of common stock. The Series "A" does not have any liquidation preference nor any pre-emptive rights.  All 16,000,000 Series A is currently owned by Richard Damion, the corporation’s Chief Executive Officer and a director.

The Board of Directors retains authority under the corporation’s Articles of Incorporation to issue additional classes of stock in the future, and to prescribe the price, classes, series, and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the beneficial ownership of our common stock by each person known by us to beneficially own more than 5% of our common stock outstanding as of February 3, 2009, and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.

	Common	Percent of
Name and Address	Shares	Class (1)

Richard Damion (2)	73,643,457	14.14%
895 Dove Street, 3rd Floor
Newport Beach, CA 92660

Joseph R. Rodriguez, Jr. (3)	48,814,574	9.67%
895 Dove Street, 3rd Floor
Newport Beach, CA 92660

Robert George	12,384,998	2.48%
895 Dove Street, 3rd Floor
Newport Beach, CA 92660

Ketan Mehta	82,540,000	16.55%
895 Dove Street, 3rd Floor
Newport Beach, CA 92660

All executive officers and directors	86,028,455	16.52%
as a group (two)

(1) All percentages are calculated by giving effect to the potential exercise of options held by the applicable person, entity or group, but without giving effect to the potential exercise of options held by any other person, entity or group, and also by giving effect to the potential conversion of  Series A Preferred Shares which are entitled to be converted on a one for one basis into shares of common.

(2) Of the 73, 643, 457 shares held by Mr. Damion, 51,643,457 shares are common shares owned outright, 6,000,000 shares are shares which can be acquired by Mr. Damion through the exercise of options, and  16,000,000 shares are shares which can be acquired by Mr Damion through the conversion of 16,000,000 Series A Preferred Shares owned by Mr. Damion which are convertible on a 1 for 1 basis into common shares.  The 16,000,000 shares of Series A Convertible Preferred Stock owned by Mr Damion each have the right to cast 15 votes at any meeting of shareholders.

(3) Of the 48,814,574 common shares held by Mr. Rodriguez, 42,814,574 shares are owned outright. The remaining 6,000,000 shares are shares which can be acquired by Mr. Rodriguez through the exercise of options.

INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed above, none of our officers, directors, or principal stockholders, has a substantial or material interest in the filing of the Amendments to the Articles of Incorporation.

CHANGE OF CONTROL

None

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

Under Nevada Law, any dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide shareholders with any such right.

AMENDMENT TO ARTICLES OF INCORPORATION TO CHANGE THE NAME

OF THE COMPANY

Our board of directors has authorized the change in our name to Advanced Technologies and Products Group, Inc. to more correctly reflect our proposed future business operations.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The board of directors has determined that it is advisable to increase our authorized common stock and has adopted, subject to shareholder approval, an amendment to our articles of incorporation to increase our authorized number of shares of common stock from 600,000,000 shares to 1,800,000,000 shares of common stock.

At the present time, the Company does not generate sufficient revenue from business operations to cover all of the expenses of operating the business. From time to time, it has been necessary for the board of directors to issue common stock in exchange for the settlement of debt owed by the Company to one or more sophisticated creditors, and to pay key officers and key consultants for services rendered to the Company. It may also be necessary for the Company to privately sell equity capital in order to obtain working capital or to acquire assets or businesses that are important or may be important to the company. At the present time, there are 498,718,501 shares issued and outstanding, 16,000,000 Series A Preferred shares convertible into common shares, and 12,000,000 outstanding options exercisable into Common shares.  This represents a total of 526,718,501 shares, while only 600,000,000 shares authorized. Therefore, the board of directors believes that it is prudent and necessary to increase the number of authorized common shares to 1.8 billion shares, so that there are sufficient common shares authorized to enable the board of directors to issue additional common shares for the above stated purposes  The board of directors therefore recommends the approval of the amendment to the articles of incorporation increasing the number of authorized shares.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov .

By Order of the Board of Directors

/s/ Richard Damion
Richard Damion, Chief Executive Officer, President, and Chairman of the Board of Directors